UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2023

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2028

On December 6, 2023 (the “Closing Date”), Enova International, Inc. (the “Company”) issued $400 million in aggregate principal amount of its senior notes due 2028 (the “Notes”). The Notes were offered at a price of 99.058% of the principal amount thereof and will bear interest at 11.25% per annum. The Notes and the related guarantees were offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes were issued under an indenture (the “Indenture”), dated as of December 6, 2023, by and among the Company, each of the guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”).

The Company intends to use the net proceeds from the offering to redeem all of its outstanding senior notes due 2024 (the “2024 Notes”), to fund the prepayment of a portion of its outstanding borrowings under its senior revolving credit facility, to pay the related accrued interest, fees and expenses related to the offering of the Notes and incurred in connection with the redemption of the 2024 Notes, and for general corporate purposes.

The Company issued a press release regarding the closing of its offering of the Notes. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Notes Indenture

Interest and Maturity

The Notes will accrue interest at a rate of 11.25% per annum, payable in cash semi-annually, in arrears, on June 15 and December 15 of each year, beginning on June 15, 2024. The Notes will mature on December 15, 2028.

Guarantees, Security and Ranking

The Notes are guaranteed initially by each of the Company’s existing direct and indirect subsidiaries, other than its securitization subsidiaries, and by the Company’s future direct and indirect domestic subsidiaries, other than its securitization subsidiaries, that guarantee indebtedness under the Company’s senior revolving credit facility or other capital markets debt securities (the “Guarantors”). The Notes and the guarantees of the notes are the Company’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Company’s existing senior notes due 2025. The Notes and the guarantees rank effectively junior to all of the Company’s and the Guarantors’ existing and future secured obligations to the extent of the value of the collateral securing such obligations, including the debt under the Company’s senior revolving credit facility. The Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ existing and future indebtedness that is expressly subordinated to the Notes or the guarantees. The Notes and the guarantees rank structurally junior to all debt and other liabilities of the Company’s subsidiaries that are not Guarantors of the Notes.

Redemption

The Company may redeem some or all of the Notes at any time on and after December 15, 2025 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. Prior to December 15, 2025, the Company may redeem some or all of the Notes at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, if any, plus the make-whole premium amount set forth in the Indenture. In addition, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes prior to December 15, 2025 at a redemption price equal to 111.25%, with the proceeds of certain equity offerings, as long as at least 50% of the aggregate principal amount of the Notes remains outstanding thereafter. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and the Company’s restricted subsidiaries to, among other things: (i) incur additional debt or issue preferred stock; (ii) create liens; (iii) create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; (iv) pay dividends and make other distributions in respect of the Company’s and its restricted subsidiaries’ capital stock; (v) redeem or repurchase the Company’s capital stock or prepay subordinated indebtedness; (vi) make certain investments or certain other restricted payments; (vii) guarantee indebtedness; (viii) designate unrestricted subsidiaries; (ix) sell certain kinds of assets; (x) enter into certain types of transactions with affiliates and (xi) effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

Events of Default

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment of principal, premium, if any, and interest, when due, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

As previously announced, the Company issued a notice to the holders of its 2024 Notes (“the Redemption Notice”) to redeem all of the outstanding 2024 Notes on January 3, 2024 (the “Redemption Date”), subject to the Company’s receiving proceeds from one or more new financing transactions sufficient, in the Company’s sole discretion, to pay the redemption price and to effect the other transactions contemplated by such financing transactions, including paying the related fees and expenses, on or prior to the Redemption Date (the “Financing Condition”). The completion of the issuance and sale of the Notes has satisfied the Financing Condition.

Additionally, the Company has satisfied and discharged the indenture governing the 2024 Notes (the “2024 Notes Indenture”) in accordance with its terms. As a result, the Company is no longer required to comply with the covenants and remaining obligations of the 2024 Notes Indenture.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
4.1

Indenture, dated as of December 6, 2024, by and among Enova International, Inc., each of the guarantors party thereto and Computershare Trust Company, N.A., as trustee and the Form of 11.25% Senior Note due 2028 (included as Exhibit A).

99.1	Enova International, Inc. press release dated December 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date:	December 11, 2023	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel and Secretary